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                                                                   EXHIBIT 10.68

                        MUSIC COPYRIGHT LICENSE AGREEMENT

                                     AMONG:

                     SPEEDLINE ENTERPRISES LIMITED (PARTY A)

                                       AND

            SHANGHAI LINKTONE CONSULTING CO., LTD. AND ITS AFFILIATE
                                    (PARTY B)

                                       AND

                SHANGHAI BIGIN DIGITAL TECHNOLOGY COMPANY LIMITED
                                   (WARRANTOR)

Considering that Party A grants Party B a non-exclusive license to use its music content, the parties hereto enter into this Music Copyright License Agreement ("AGREEMENT") and agree to the following:

I.       LICENSED CONTENT

         "LICENSED CONTENT" (as described in the Attachment) refers to all pieces of music listed in the license statement issued by Party A to Party B in connection with the cooperation contemplated hereunder during the term of this Agreement.

II.      ATTACHMENT TO LICENSED CONTENT

         1. Attachment is part of this Agreement and is subject to all terms and conditions provided herein.

         2. License starting date is the date on which Party A provides the master tape of licensed music piece to Party B. License term for any of the pre-designated 400 music pieces is two years. The license term for the songs in addition to the pre-designated 400 music pieces is one year. License term for such Licensed Content is described in attachment of license statement.

         3. Expiration of this Agreement shall not affect the calculation of license ending date for the Licensed content provided by Party A to Party B during the term of this Agreement. Party B shall pay to Party A downloading license fee during the license term.

III.     LICENSE PATTERN

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         It is agreed by Party A and Party B that the license contemplated hereunder is a non-exclusive License.

IV.      USE OF LICENSE

         1. Party A grants Party B a license to re-play music files for ring back tone (referred to as "COLOR RING DOWNLOADING" in China) with unlimited number of times in digital or other applicable mode, for the downloading by subscribers of the mobile phone operators in China (including China Mobile, China Unicom, China Telecom, China Netcom and other possible mobile phone operators) for ring downloading. (Value-added service of ring downloading by mobile phone user means the ring downloading services provided by way of connecting mobile phone line system to computer or peripheral systems).

         2. Party A agrees that all Licensed Content is downloadable by mobile phone users in the network and other platform integration operation area lawfully owned and operated by the mobile phone operators who have established cooperation with Party B.

         3. demonstration Limitation: Party A agrees to provide demonstrations of the Licensed Content in reasonable file pattern upon request of users on the network or other platforms operated by the mobile phone operators who have established cooperation with Party B. The length of such demonstrations shall not exceed 30 seconds.

         4. Party B shall formally notify Party A whenever Party B connects with any location in the operation area in mainland China. Any use of the Licensed Content without prior notice to Party A shall be deemed illegal use.

         5. Party B is licensed to use the Licensed Content only in such pattern as agreed-upon in Section 1 of Article 4. Licensed Content shall not be re-edited or recorded for public circulation, public performance, transmission through networks or public communication. Any use of Licensed Content necessary for the promotion of color ring business is subject to the prior written approval of Party A.

V.       TERM

         1. The term of this Agreement shall be five years, as of January 1, 2004 until December 31, 2008.

         2. Upon expiration, this Agreement may be extended by written agreement of both Parties after negotiation.

VI.      LICENSED AREA: MAINLAND CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN)

VII.     COLLECTION OF LICENSE FEE

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         Party B shall pay Party A an advance deposit (including music edition and music recording fee) and a license fee for the music piece requested and downloaded by users.

         1.       Advance Deposit

                  Advance deposit is RMB80 for each licensed piece of music. Party B shall pay such deposit to Party A within 10 days after delivery of the master tape by Party A. Such deposit may be used to offset the share of license fee entitled to Party A. If the share of license fee entitled to Party A is not enough to offset such deposit upon expiration of this licensed term, Party A is not required to return the deposit.

         2.       Downloading License Fee

                  Party B agrees to pay Party A 43% of the downloading license fee collected from users for downloading each piece of music under the Licensed Content after deducting the share entitled to mobile phone operators and business tax, as the share of license fee entitled to Party A.

VIII.    PURCHASE AND SELECTION OF MUSIC

         1. Party B shall book with Party A two weeks in advance for the music piece the license of which it intends to purchase, and notify its music requirements and number of pieces it desires.

         2. Party A is obligated to provide to Party B professional advice on music selection and edition based on market demand, development of music popularity and current music repertory. Party A and Party B shall jointly produce the best music catalogue and music composition with reference to features of the downloadable music, in order to meet demand of the public.

         3. Party B shall purchase at least 400 pieces of music for the first time, the license term of which is two years. Party A shall deliver the purchased pieces of music within two months. Subject to consent of the mobile phone operators, Party B shall provide all of the music pieces on the color ring platform for downloading by mobile phone users.

IX.      STATEMENT AND SETTLEMENT

         1.       Statement

                  Party B shall mail to Party A the statement for operation of the Licensed Content by way of electronic file within three days upon Party B's receipt of monthly operation statement issued by the mobile phone operators. Such statement shall include the names or codes of the Licensed Content, number of downloading times, taxable rate of royalty, and the percentage of share to which the respective local mobile phone operators is entitled.

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         2.       Statement Review

                  The statement described in the preceding paragraph is part of this Agreement. Party A may request Party B to provide additional materials or explanation, or to correct the statement if the contents of the statement is challenged by Party A. Party B shall cooperate with Party A's request within 30 days upon receipt of such request.

         3.       Payment Terms

                  (a) Party A, upon confirmation of the operation statement provided by Party B, issue an invoice to Party B. Party B shall transfer the relevant payment to the account designated by Party A within 45 days upon receipt of such invoice. (Party A's receiving account No. is 020-17-000-333-1, receiving bank JIH SUN INTERNATIONAL BANK, NO. 10 Chung King S. Rd, Sec 1 Taipei, Taiwan, R.O.C).

                  (2) Party B is required to submit an application to the State Administration of Foreign Exchange according to related Chinese laws and regulations when making payment of foreign exchange to Party A because the account provided by Party A is an offshore account. Party A agrees that any taxes, foreign exchange translation loss or related handling fee incurred by Party B in connection with such payment may be deducted from the share of Renminbi revenue entitled to Party A. Party B shall provide Party A with related document or invoice.

X. The Licensed Content provided by Party A to Party B shall be provided in CD form and list of words, which shall form an attachment to this Agreement. If Party A and Party B elect not to extend this Agreement upon its expiration, Party B shall immediately delete all of the Licensed Content stored in the memory of the computer equipment (e.g., the server) for ring downloading.

XI. Any right that is not expressly by the license granted herein shall be reserved by Party A. If Party B's action does not comply with any provision herein, this Agreement shall not be so construed as Party A having granted any implied license.

XII.     TERMINATION

         1. Any party may terminate this Agreement at its own discretion during the term of this Agreement if the other party dissolves, closes, becomes bankrupt, reorganizes, liquidates, or is involved in a mediation proceding.

         2. If any party breaches this Agreement and fails to respond or are non-compliance within 30 days upon receipt of written notice, the non-breaching party may terminate this Agreement and demand damages from the breaching party.

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XIII.    LICENSE WARRANTY

         1. Party A warrants that the music license contemplated hereunder has complete license basis, and has the music copyright of the composer as well as the neighboring rights of rendition and recording. Party B shall inform Party A in writing immediately when Party B is charged by any third party for breach of copyright in connection with the License Content provided hereunder, and Party A is obligated to assist in addressing the charge. If Party B is obliged to compensate such third party as determined by court judgment or settlement acknowledged by Party A, Party A shall compensate Party B for all losses incurred by Party B therefrom (including compensation to any third party, attorney fees, etc.).

         2. The preceding warranty clause of Party A is jointly warranted by the Warrantor.

XIV. If any dispute occurs in connection with this Agreement, both parties agree to submit the dispute to the Shanghai Arbitration Committee for arbitration. The arbitration award is final and binding upon both parties.

XV. The affiliate of Party B under this Agreement refers to Shanghai Weilan Computer Co., Ltd. Subject to Party A's prior consent, Party B may add or change its affiliate based on its business development.

XVI.     Confidentiality

         All terms and conditions provided hereunder shall be kept confidential by the three parties hereto, and shall not be used as reference for other business cooperation.

XVII. This Agreement is made in triplet and Party A, Party B and Warrantor shall each hold a copy.

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PARTY A:  SPEEDLINE ENTERPRISES LIMITED

Representative: /s/ Yenyung Li

Address:

(company seal)

PARTY B:  SHANGHAI LINKTONE CONSULTING CO., LTD.

Representative: /s/ Raymond Lei Yang

Address: Building 6, Ganglu Plaza, No. 18, Xizang Donglu, Shanghai, P.R.C

Telephone: 86-21-53853800

(company seal)

WARRANTOR:  SHANGHAI BIGIN DIGITAL TECHNOLOGY COMPANY LIMITED

Representative: /s/ Zeng Chunjiao

Address: No. 643, Huashan Lu, Shanghai

Telephone: 021-62498727

(company seal)

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